                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    A.D.A.M. SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                    [LETTERHEAD OF A.D.A.M. SOFTWARE, INC.]

                                August   , 1999

Dear Shareholder:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders of A.D.A.M. Software, Inc. to be held on September 28, 1999 at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta, Georgia 30339. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

    The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

    Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

    On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M. Software, Inc.

                                          Sincerely,
                                          /s/ ROBERT S. CRAMER, JR.
                                          --------------------------------------
                                          Robert S. Cramer, Jr.
                                          Chairman of the Board, Chief
                                          Executive Officer and Co-Founder

                                     [Logo]

--------------------------------------------------------------------------------

                            A.D.A.M. SOFTWARE, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 28, 1999
--------------------------------------------------------------------------------

    The Annual Meeting of Shareholders of A.D.A.M. Software, Inc. (the "Company") will be held at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta, Georgia 30339, on Thursday, September 28, 1999 at 9:00 a.m., local time, for the following purposes:

    (i) To elect three directors to serve until the 2001 Annual Meeting of Shareholders and one director to serve until the 2000 Annual Meeting of Shareholders;

    (ii) To amend the articles of incorporation of the Company to reflect a name change to adam.com, Inc.

   (iii) To amend the A.D.A.M. Software, Inc. 1992 Stock Option Plan to increase the number of shares issuable pursuant to the Plan to 3,000,000;

    (iv) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2000; and

    (v) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only the holders of record of Common Stock of the Company at the close of business on August 20, 1999 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on August 20, 1999 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his agent or his attorney.

    Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,
                                          /s/ ROBERT S. CRAMER, JR.
                                          --------------------------------------
                                          Robert S. Cramer, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

Atlanta, Georgia
August   , 1999

--------------------------------------------------------------------------------

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                            A.D.A.M. SOFTWARE, INC.
                       1600 RiverEdge Parkway, Suite 800
                             Atlanta, Georgia 30328

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 28, 1999
--------------------------------------------------------------------------------

    The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of A.D.A.M. Software, Inc. (the "Company") will be held on September 28, 1999, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revokable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

RECORD DATE

    Only shareholders of record as of the close of business on August 20, 1999 (the "record date") will be entitled to vote at the Annual Meeting. As of that
date, the Company had outstanding             shares of Common Stock, $.01 par
value, excluding shares held in treasury by the Company ("Common Stock"). Shareholders of record as of the close of business on August 20, 1999 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders of the Company on or
about August   , 1999.

VOTING AND PROXIES

    The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. The affirmative vote of the holders of a majority of the votes represented by the outstanding shares of Common Stock, whether or not present at the Annual Meeting, is required for approval and adoption of the proposal to amend the Company's articles of incorporation. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration, except that a broker non-vote will have the effect of a vote against the proposal to amend the Company's Articles of Incorporation. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote, except that an abstention will have the effect of a vote against the proposal to amend the Company's Articles of Incorporation.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

--------------------------------------------------------------------------------

    Under the Bylaws of the Company, the number of directors constituting the Board is fixed at no greater than nine. The Bylaws divide the Board into three classes with the directors in each class serving a term of three years. There are three directors, Robert S. Cramer, Jr., Anthony J. Gatti and John W. McClaugherty who have been nominated to stand for reelection as directors until the annual meeting of shareholders in 2002. In addition to the three nominees, there are six directors continuing to serve on the Board whose terms expire in 2000 and 2001.

    Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than four directors.

    The following list sets forth the names of the three nominees for election and reelection to the Board to serve until the annual meeting of shareholders in 2002, or until their successors are duly elected and qualified. Such list also contains, as to each nominee and incumbent director, certain biographical information, a brief description of principal occupation and business experience during the past five years, directorships of companies (other than the Company) presently held, and certain other information, which information has been furnished by the respective individuals.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ROBERT S. CRAMER, JR., ANTHONY
J. GATTI AND JOHN W. MCCLAUGHERTY TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2001 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES FOR ELECTION--TERM EXPIRING IN 2002

    ROBERT S. CRAMER, JR. (Age 39) Mr. Cramer, a co-founder of the Company, has served as Chairman of the Board and a Director since the Company's inception in March 1990, and Chief Executive Officer since September 1996. From 1987 to 1992, he served as Chairman of the Board of Directors of Medical Legal Illustrations, Inc. ("MLI"). In 1989, Mr. Cramer served as an Executive Editor and Co-Publisher of Atlanta Computer Spectrum, a regional technology publication he helped to create. Also, since 1994 Mr. Cramer has served as Chairman of the Board of the Atlanta Task Force for the Homeless, a community-wide non profit organization working with and on the behalf of homeless people.

    ANTHONY J. GATTI. (Age 51) Dr. Gatti has been a Director of the Company since May 1993. Dr. Gatti has been a doctor of podiatric medicine in private practice since 1974. He is Chief Executive Officer and a director of the Marietta Podiatry Group, a preferred provider organization offering podiatry services to major health providers, and a director of several other national and state podiatric medicine groups. In addition, Dr. Gatti is Chief Executive Officer of Millennium Design, a medical software company.

    JOHN W. MCCLAUGHERTY. (Age 39) Mr. McClaugherty, a co-founder of the Company, has served as a Director of the Company since its inception in March 1990. Currently, Mr. McClaugherty serves as President of J.S.K., Inc., a provider of medical illustrations to the legal profession. Mr. McClaugherty served as Chief Executive Officer of the Company from its inception until March 1994. Prior thereto, Mr. McClaugherty was the Vice President of Sales and Marketing and a director of MLI from March 1985 until March 1990.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000

    LINDA B. DAVIS Ms. Davis has been a Director of the Company since September 1998. (Age 56) Ms. Davis is the General Manager of the Science and Nursing Division of Addison Wesley, Longman ("Addison Wesley") a position she has held since September 1997. She joined Addison Wesley in 1990 as Vice President of Product Development and was subsequently promoted to Vice President and Editorial Director of the Math, Physics and Statistics Division. Previously, Ms. Davis was Vice President and Director of Development at W.H. Freeman/Scientific American Books from 1986 to 1990.

    DANIEL S. HOWE. (Age 39) Mr. Howe has been a Director of the Company since December 1996. Mr. Howe has been President of DSH Enterprises, Inc., a real estate development and investment company since January 1990.

    FRANCIS J. TEDESCO.  (Age 55)   Dr. Tedesco has been a Director of the
Company since July 1996. He has served as Chief Executive Officer of Health Sciences University and as President of the Medical College of Georgia ("MCG") since 1988, and has been a Professor of Medicine at MCG since 1981. He also is a consultant to Dwight David Eisenhower Medical Center--Fort Gordon, Georgia; Veterans Administration Medical Center--Augusta, Georgia and Walter Reed Army Medical Center--Washington, D.C. Prior to coming to MCG in 1978, Dr. Tedesco held academic appointments beginning in 1971 at the Hospital of the University of Pennsylvania; Washington University School of Medicine, St. Louis, Missouri; and University of Miami School of Medicine. Dr. Tedesco currently serves on the Board of Directors and is Vice President of the Georgia Division of the American Cancer Society, and he is a director of URO Health, a medical products manufacturer.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001

    SALLY D. ELLIOTT. (Age 46) Ms. Elliott, a director of the Company since June 1993, has been consultant focusing on publishing, education and new media since January 1998. Ms. Elliott served as President of Addison Wesley's Consumer Publishing Group, formerly known as Benjamin/Cummings Publishing Company ("Benjamin/Cummings"), a publisher of college textbooks and a subsidiary of Addison Wesley, from July 1991 to December 1997. Prior thereto, Ms. Elliott served as General Manager of Benjamin/Cummings from June 1989 to June 1991 and Editorial Director of Benjamin/Cummings from June 1987 to June 1989.

    HAMILTON M. JORDAN. (Age 54) Mr. Jordan, a Director of the Company since October 1997, has managed a strategic planning and consulting company focused primarily on health, education and media since 1993. Previously, Mr. Jordan served as Vice Chairman of Whittle Communications, a media and advertising technology company from 1990 to 1993, and was the Chief Executive Officer and founder of the ATP Tour, a men's professional tennis international governing body, from 1986 to 1990. Mr. Jordan served in The White House from 1977 until 1980 as Chief of Staff to President Carter.

    GREGORY M. SWAYNE. (Age 41) Mr. Swayne, a co-founder of the Company, has served as Vice Chairman of the Company since March 1997 and as a Director since March 1990. Previously, he served as President of the Company from March 1990 until March 1997 and Vice President of Production from March 1990 to March 1998. As the original founder of MLI, a predecessor to the Company, he served as President from 1985 until February 1992, and as a director of MLI from 1985 until the merger of MLI and the Company in May 1992. Mr. Swayne is a master degreed medical illustrator who completed a three year graduate program in medical illustration that required him to participate in all the first year medical school courses (including gross anatomy, histology, embryology and neuroanatomy) as well as a full year of direct surgical observation and illustration.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended March 31, 1999 ("fiscal 1999"), the Board held five meetings. Each director that served during fiscal 1999 attended at least 75% of all Board meetings and the aggregate number of meetings held by all committees on which the individual director served in fiscal 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has standing Audit, Stock Repurchase and Compensation/Stock Option Committees that assist it in discharging its responsibilities. These committees, their members and functions are discussed below.

    The Audit Committee, which held one meeting during fiscal 1999, is responsible for recommending independent accountants, reviewing with the accountants the scope and results of the audit engagement, and consulting with independent accountants and management with regard to the Company's accounting methods and control procedures. The Audit Committee is composed of Ms. Elliott and Mr. Howe.

    The Stock Repurchase Committee, which held no meetings during fiscal 1999, is responsible for the Company's repurchase of its own shares pursuant to the Stock Repurchase Program. The Stock Repurchase Committee is composed of Messrs. Cramer (Chairman), Howe and Swayne.

    The Compensation/Stock Option Committee, which held one meeting during fiscal 1999, is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of officers of the Company and reporting to the Board of Directors its recommendations with regard to such compensation and is responsible for operating and administering the Company's 1991 Employee Stock Option Plan and its Amended and Restated 1992 Stock Option Plan. The Compensation/ Stock Option Committee is composed of Dr. Gatti and Mr. Howe.

COMPENSATION OF DIRECTORS

    To date, Directors have not received cash compensation for their services as directors of the Company. During fiscal 1999, no options to purchase Common Stock were granted to non-employee directors of the Company.
--------------------------------------------------------------------------------

                            APPROVAL OF NAME CHANGE
                                    (ITEM 2)
--------------------------------------------------------------------------------

    The Board has unanimously approved an amendment to Article I of the Company's articles of incorporation that would result in a change in the Company's name to adam.com, Inc. The proposed amendment would amend Article I of the Company's articles of incorporation to read:

    "The name of the Corporation is adam.com, Inc."

    The Board has determined that a change in the Company's name is advisable due to the Company's decision in January 1999 to re-focus its business toward providing health, medical and wellness information online. Prior to January 1999, the Company's business principally consisted of the creation of visual anatomy and health information content delivered to end-users though a variety of distribution mediums, including CD-ROM, broadcast, Internet licensing and print. In January 1999, the Company shifted its business focus to the online dissemination of consumer health information which lead to the launch of the Company's www.adam.com website in May 1999. The Board has decided that a change of the Company's name will serve to emphasize the Company's new business strategy.

    The change in the Company's name will not affect the validity of currently outstanding stock certificates. The Company's current shareholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to the Company or its transfer agent. In addition, the change in the Company's name will not affect the trading of its stock on the Nasdaq National Market under the symbol "ADAM."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A CORPORATE NAME CHANGE TO ADAM.COM, INC. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

--------------------------------------------------------------------------------

              APPROVAL OF AMENDMENT TO THE A.D.A.M. SOFTWARE, INC.
                             1992 STOCK OPTION PLAN
                                    (ITEM 3)
--------------------------------------------------------------------------------

    At the 1999 annual meeting, the shareholders will be asked to approve an amendment (the "Amendment") to the A.D.A.M. Software, Inc. 1992 Stock Option Plan (the "Plan") increasing the number of shares of common stock authorized under the plan from the 1,400,000 previously authorized to 3,000,000 shares. The Company is proposing the Amendment because at July 31, 1999 there were no shares available for the making of additional grants under the Plan. In addition, the Company has granted options to purchase 331,445 shares that are not reserved under the Plan.

    The reservation of additional shares is needed in order for the Company to continue to offer long-term incentive compensation to its employees, independent contractors and newly elected directors and to align their interests with those of stockholders. The inability of the Company to issue additional stock options could have a material adverse effect on its ability to attract and retain the high-demand employees necessary to execute the Company's new business strategies. Set forth below is a summary of the material provisions of the Plan.

    The Plan authorizes the granting of incentive and non-incentive options to purchase the Common Stock of the Company to Employees of the Company and certain other persons, such as non-employee directors. The Plan is administered by a committee of the Board (the "Plan Committee") which has the responsibility for determining the exercise price and term of the options granted. Incentive stock options are generally priced at the fair market value of the Common Stock, as determined by the Board or the Plan Committee, on the date of grant. The exercise price for non-incentive stock options is determined by the Board or the Plan Committee, but may not be less than $.01 or the minimum price required by applicable state law or the Company's articles of incorporation or bylaws. None of these provisions of the Plan will be altered if the Amendment is approved.

    The Company has previously filed with the Securities and Exchange Commission a registration statement on Form S-8 (the "Form S-8") to register the shares issuable pursuant to options granted under the Plan. If the Amendment is approved, the Company intends to amend the previously-filed Form S-8 to include the additional shares reserved for issuance under the Plan as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE A.D.A.M. SOFTWARE, INC. 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN TO 3,000,000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

--------------------------------------------------------------------------------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 4)
--------------------------------------------------------------------------------

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for fiscal 2000, subject to ratification of this appointment by the shareholders of the Company. PricewaterhouseCoopers LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by PricewaterhouseCoopers LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

    The following table sets forth the beneficial ownership of shares of common stock as of August 10, 1999 for (1) directors of adam.com, (2) the Named Executive Officers, (3) the directors and executive officers of adam.com as a group and (4) each shareholder of adam.com holding more than a 5% interest in adam.com. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and disposition power. The number of shares represents (a) the number of shares of common stock the person beneficially owns plus (b) the number of shares issuable upon exercise of currently exercisable options and warrants.

                                                                                      NUMBER
                                                                                     OF SHARES
NAME AND ADDRESS OF                                                                 BENEFICIALLY
  BENEFICIAL OWNER(1)                                                                  OWNED      PERCENT OF CLASS(2)
----------------------------------------------------------------------------------  -----------  ---------------------
Robert S. Cramer(3)...............................................................     642,590              13.8%
Gregory M. Swayne(4)..............................................................     254,187               5.5
Brian Co(5).......................................................................          --                --
Linda B. Davis....................................................................          --                --
Sally D. Elliott(6)...............................................................       3,333                 *
Dr. Anthony J. Gatti(7)...........................................................     200,000               4.3
Daniel S. Howe(8).................................................................      27,333                 *
Hamilton M. Jordan(6).............................................................       9,677                 *
John W. McLaugherty(9)............................................................      28,202                 *
Francis J. Tedesco, M.D...........................................................          --                --
Addison-Wesley Longman............................................................     700,000              15.2
James D. Oelschlager(10)..........................................................     418,750               9.1
Firestone Tire and Rubber Master Trust(11)........................................     356,250               7.7
Scott M. Smith(12)................................................................     272,500               5.9
All executive officers and directors as a group
  (9 persons)(13).................................................................   1,186,322              25.1%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, the addresses of the persons listed is c/o adam.com, 1600 River Edge Parkway, Suite 800, Atlanta, Georgia 30328.

(2) Assumes 4,438,507 shares outstanding, excluding shares held in treasury by adam.com. Except as indicated in the footnotes set forth below, the persons named in the table, to adam.com's knowledge, have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 48,833 shares issuable upon exercise of outstanding options and 42,938 shares issuable upon exercise of outstanding warrants.

(4) Includes 13,333 shares issuable upon exercise of outstanding options.

(5) Mr. Co was appointed president of the Company on July 16, 1999.

(6) Represents shares issuable upon exercise of outstanding options.

(7) Includes 108,500 shares jointly held by Dr. Gatti and his wife. Dr. Gatti shares voting and dispositive power with respect to the 108,500 shares and disclaims beneficial ownership of such shares. Includes 70,250 shares held by Anthony J. Gatti, D.P.M., P.C. Money Pension Plan of which Dr. Gatti is Trustee and over which Dr. Gatti holds sole voting and dispositive power. Dr. Gatti disclaims beneficial ownership of such shares. Includes 16,250 shares held by Anthony J. Gatti, D.P.M., P.C. Profit Sharing Plan, of which Dr. Gatti is Trustee and over which Dr. Gatti holds sole voting and dispositive power. Dr. Gatti disclaims beneficial ownership of such shares. Dr. Gatti's address is c/o A.D.A.M. Software, Inc., 1600 RiverEdge Parkway, Suite 800, Atlanta, Georgia 30328.

(8) Represents 9,333 shares issuable upon exercise of outstanding options.

(9) Includes 2,000 shares issuable upon exercise of outstanding options.

(10) Includes 356,250 shares held by the Firestone Tire and Rubber Master Trust (the "Firestone Trust"), for which Oak Associates, of which Mr. Oelschlager is President, is the fund manager. Includes 12,500 shares held by the Oak Associates Profit Sharing Plan and Trust, of which Mr. Oelschlager is the trustee. Mr. Oelschlager's address is c/o Oak Associates, 3875 Embassy Parkway, Suite 250, Akron, Ohio 44333. The information included in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1997.

(11) The Firestone Trust's address is Chemical Bank, as trustee for Firestone Rubber and Tire Master Trust (R.D. 4615504) c/o Oak Associates, 3875 Embassy Parkway, Suite 250, Akron, Ohio 44333. The information included in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1997.

(12) Mr. Smith's address is c/o Camelot Management Corp., 10 Glenville Street, Greenwich, Connecticut 06831-3638. The information included in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

(13) Includes 73,499 shares issuable upon exercise of outstanding options and 42,938 shares issuable upon exercise of outstanding warrants.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth certain information relating to the compensation earned during fiscal 1999, fiscal 1998 and the fiscal year ended March 31, 1997 ("fiscal 1997") by our Chief Executive Officer and each of the other highest paid executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 1999 (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                                         ANNUAL COMPENSATION               COMPENSATION
                                                                --------------------------------------  -------------------
                                                                                           SECURITIES           ALL
                                                     FISCAL                                UNDERLYING          OTHER
NAME AND PRINCIPAL POSITIONS                          YEAR      SALARY($)     BONUS($)     OPTIONS(#)   COMPENSATION($)(1)
-------------------------------------------------  -----------  ----------  -------------  -----------  -------------------
Robert S. Cramer, Jr.............................        1999   $  164,000           --       225,000(2)      $   1,906
Chief Executive Officer                                  1998      155,000           --       120,000(3)          2,111
                                                         1997      155,000           --            --            2,111

Gregory M. Swayne................................        1999   $  159,000           --       220,000(2)      $   2,039
Vice Chairman                                            1998      155,000           --       120,000(3)          2,257
                                                         1997      155,000           --            --            4,185

------------------------

(1) Represents life insurance premiums paid on behalf of such executive officers.

(2) Includes 195,000 shares subject to previously-granted options repriced and reissued on January 14, 1999.

(3) Options to purchase these shares were repriced and reissued on January 14, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1999.

                                                    INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                               ------------------------------------------------------------       VALUE AT ASSUMED
                                NUMBER OF                                                      ANNUAL RATES OF STOCK
                               SECURITIES       % OF TOTAL                                       PRICE APPRECIATION
                               UNDERLYING     OPTIONS GRANTED     EXERCISE OR                   FOR OPTION TERM (1)
                                 OPTIONS       TO EMPLOYEES       BASE PRICE    EXPIRATION   --------------------------
NAME                           GRANTED(#)     IN FISCAL YEAR     ($/SHARE)(1)      DATE         5%($)         10%($)
-----------------------------  -----------  -------------------  -------------  -----------  ------------  ------------
Robert S. Cramer, Jr.........      30,000              4.2%        $    3.69       4/20/08   $    180,319  $    287,127
                                  195,000(2)           27.6             5.25       1/14/09      1,667,581     2,655,344

Gregory M. Swayne............      25,000              3.5         $    3.69       4/20/08   $    150,266  $    186,425
                                  195,000(2)           27.6             5.25       1/14/09      1,667,581     2,655,344

------------------------

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the common stock over the term of the options. These numbers do not take into account plan provisions providing for termination of the option following termination of employment or nontransferability.

(2) Represents previously-granted options repriced and reissued on January 14, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
  TABLE

    The following table shows the number and value of exercisable and unexercisable options held by adam.com's Named Executive Officers as of the end of fiscal 1999. No stock appreciation rights were outstanding in fiscal 1999. In addition, no stock options were exercised during fiscal 1999.

                                                                                           VALUE OF UNEXERCISED
                                                                                               IN-THE MONEY
                                                                  NUMBER OF UNEXERCISED        OPTIONS/SARS
                                                                    OPTIONS AT FISCAL     AT FISCAL YEAR-END ($)
                                                                      YEAR-END (#)             EXERCISABLE/
NAME                                                             EXERCISABLE/UNEXERCISABLE    UNEXERCISABLE(2)
---------------------------------------------------------------  -----------------------  -----------------------
Robert S. Cramer, Jr...........................................        42,167/238,333(1)    $    21,083/109,716
Gregory M. Swayne..............................................        42,167/233,333            21,083/100,667

------------------------

(1) Does not include warrants to purchase 42,938 shares of common stock issued in connection with the Subordinated Bridge Notes.

(2) The closing price of our common stock on March 31, 1999 was $5.50.

    We have not awarded stock appreciation rights to any employee, we have no long-term incentive plans, as that term is defined in SEC regulations, and we have no defined benefit or actuarial plans covering any of our employees.

COMPENSATION OF DIRECTORS

    To date, directors have not received cash compensation for their services as directors of adam.com. During fiscal 1999, no non-employee directors of adam.com were granted options to purchase common stock.

EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with Messrs. Cramer and Swayne. Each agreement is currently scheduled to expire on December 31, 1999 (the "Expiration Date") and is automatically renewable for successive one-year periods unless written notice of non-renewal is given by either party. Each agreement also may be terminated by us with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of twelve consecutive months or by the employee. If any agreement is terminated prior to the Expiration Date for any reason, except by the employee, by us for cause or upon the employee's death or disability, we must continue to pay the employee's base salary and bonus either (1) for the period from the date of termination through the Expiration Date if the agreement is terminated prior to the first anniversary thereof or (2) for the two year period following the date of termination if the agreement is terminated after the first anniversary thereof. If the agreement is terminated because of the death or disability of the employee, we must pay the employee or his beneficiaries his base salary and bonus for a period of one year following the date of termination; provided, however, that, in the case of termination for disability, we may elect, in lieu of making such payments, to provide the employee with disability insurance coverage. The agreements provide for a minimum base salary of $120,000 for each of Messrs. Cramer and Swayne, and for annual discretionary bonuses. Each agreement also contains a two year noncompetition, customer and employee nonsolicitation and confidentiality provision. In addition, we have executed Employee Confidentiality, Nondisclosure and Noncompetition Agreements with all of our employees.

REPORT ON REPRICING OF OPTIONS

    We granted certain options to our employees to purchase our common stock on various dates since 1991. Some of these options were cancelled and new options were granted on January 14, 1999. The repricing of options reflects the consistent application of the policy of our Compensation Committee regarding stock options. The Compensation Committee and Board of Directors believe that to provide maximum incentive to employees, including senior executives, incentive options should be granted at exercise prices equal to or not materially in excess of the market price of our common stock. As a result of this policy, options granted by the Board and approved by the Compensation Committee at various dates since 1991 were cancelled and new options were granted on January 14, 1999. The options were cancelled and new options were granted in order to more accurately reflect the market value of our common stock, determined by reference to the closing price of the stock as reported by the Nasdaq Stock Market on that date.

    The following table sets forth information concerning all repricings of options to purchase our common stock held by our executive officers during the last ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                NUMBER OF                                                       LENGTH OF
                                               SECURITIES                                                    ORIGINAL OPTION
                                               UNDERLYING   MARKET PRICE OF  EXERCISE PRICE                  TERM REMAINING
                                                 OPTIONS     STOCK AT TIME       AT TIME      NEW EXERCISE     AT DATE OF
NAME                                  DATE     REPRICED(#)  OF REPRICING($)  OF REPRICING($)    PRICE($)        REPRICING
----------------------------------  ---------  -----------  ---------------  ---------------  -------------  ---------------
Robert S. Cramer..................    1/14/99      20,000      $    5.25        $    8.80       $    5.25          1 Year
Chief Executive Officer               1/14/99      75,000           5.25             8.50            5.25         7 Years
                                      1/14/99      20,000           5.25             6.00            5.25         8 Years
                                      1/14/99      20,000           5.25             7.00            5.25         8 Years
                                      1/14/99      20,000           5.25             8.00            5.25         8 Years
                                      1/14/99      20,000           5.25             9.00            5.25         8 Years
                                      1/14/99      20,000           5.25            10.00            5.25         8 Years

Gregory M. Swayne.................    1/14/99      20,000      $    5.25        $    8.80       $    5.25          1 Year
Vice Chairman                         1/14/99      75,000           5.25             8.50            5.25         7 Years
                                      1/14/99      20,000           5.25             6.00            5.25         8 Years
                                      1/14/99      20,000           5.25             7.00            5.25         8 Years
                                      1/14/99      20,000           5.25             8.00            5.25         8 Years
                                      1/14/99      20,000           5.25             9.00            5.25         8 Years
                                      1/14/99      20,000           5.25            10.00            5.25         8 Years

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999 our Compensation Committee consisted of Dr. Gatti and Mr. Howe. During fiscal 1999, we did not engage in any transactions with the members of the Compensation Committee. No member of the Compensation Committee was an officer or employee of adam.com or any of our subsidiaries during fiscal 1999 or any time prior thereto.

                              CERTAIN TRANSACTIONS

    During fiscal 1999, we sold approximately $353,000 of product to AWL, a shareholder of adam.com. Linda B. Davis, one of our directors, is an affiliate of Addison Wesley. In addition, we earned royalty revenues of approximately $248,000 during fiscal 1999 related to Benjamin/Cummings, a subsidiary of Addison Wesley.

    It is our policy that all future transactions, if any, with affiliated parties will be approved by the disinterested members of our Board of Directors (or a committee thereof) or by the shareholders of adam.com.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation/Stock Option Committee (the "Compensation Committee"), which is composed of two non-employee directors, is responsible for developing and making recommendations to the Board with respect to the Company's compensation plans and policies for the Company's executive officers as well as the Board of Directors. In carrying out this responsibility, the Compensation Committee approves the design of all compensation plans applicable to executive officers and directors, reviews and approves performance goals, establishes award opportunities, oversees the ongoing operation of the various plans and makes recommendations to the Board regarding certain of these matters. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the base salaries to be paid to the Chief Executive Officer and each of the other executive officers. The Compensation Committee also, in conjunction with the Board, reviews compensation policies applicable to executive officers as well as directors and considers the relationship of corporate performance to that compensation.

EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

    The objectives of the Company's executive compensation program are to:

    - Support the achievement of desired Company performance; and

    - Provide compensation that will attract and retain superior talent and reward performance.

    In carrying out these objectives, the Compensation Committee considers current corporate performance, the potential for future performance gains, whether shareholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national software companies having similar revenues and number of employees. Those factors are evaluated and considered for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, variable compensation keyed to Company performance and stock options which are granted periodically at the discretion of the Compensation Committee. As a result, the Company's executive compensation provides an overall level of compensation opportunity that is competitive with software companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level that, in its judgment, is warranted by external, internal or individual circumstances.

    The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Chairman of the Board and Chief Executive Officer and the Vice Chairman of the Board are relatively substantial shareholders in the Company and are thus motivated to act on behalf of all shareholders to optimize overall Company performance.

EXECUTIVE OFFICER COMPENSATION

    The Company's executive officer compensation is comprised of base salary, grants under the 1991 Employee Stock Option Plan and the Amended and Restated 1992 Stock Option Plan, and various benefits, including medical plans which are generally available to employees of the Company.

    BASE SALARY. Base salaries for the Company's key executive officers are established under employment contracts. The salaries are reviewed annually and are approved by the Compensation Committee. In determining base salaries, the Compensation Committee takes into consideration individual experience and performance as well as other circumstances particular to the Company.

    VARIABLE COMPENSATION. Variable compensation is keyed to Company performance for officers and is based on achievement of pre-established targets relative to the Company's budget which includes sales growth, expense control and profitability and the timely development and market reception of new products.

    STOCK OPTION PROGRAM. The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Options granted under the plans have an exercise price equal to at least 100% of the fair market value of the Company's Common Stock on the date of grant and expire not later than ten years from the date of grant. It has been the practice of the Committee to grant stock options which vest ratably over a three-year period from the date of the grant. Option awards for officers other than the Chief Executive Officer are based on recommendations made by the Chief Executive Officer and on the Committee's assessment of how the respective individual contributes to the Company. The factors considered in this assessment are identical to those set forth in the Compensation/Stock Option Committee Philosophy, Base Salary and Variable Compensation paragraphs above.

    OTHER BENEFITS. The Company provides medical benefits to executive officers. These benefits are comparable to those generally available to company employees. The Company also funds life insurance policies on the behalf of its executive officers. The amount funded under the policies and the amount of insurance provided to the executive is commensurate with the executive's salary and level of responsibility.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    Mr. Cramer serves as the Chairman of the Board and Chief Executive Officer under an employment contract, dated December 21, 1994, which was approved by the Compensation Committee. Under the employment contract. Mr. Cramer's compensation is principally composed of a minimum base salary of $120,000 and annual discretionary bonuses.

    During fiscal 1999, the Company made contributions to a life insurance policy on the behalf of Mr. Cramer. The value of the benefit related to such policy was estimated to be $2,000,000.

    POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT. The Omnibus Budget Reconciliation Act of 1993 placed certain limits on the deductibility of non-performance based executive compensation for a company's employees, unless certain requirements are met. The Compensation/Stock Option Committee does not believe that there is a risk of losing deductions under the new law. However, in the future, the Compensation/Stock Option Committee intends to consider carefully any plan or compensation arrangement that might result in the disallowance of compensation deductions that may be lost versus the broader interests of the Company to be served by paying adequate compensation for services rendered, before adopting any plan or compensation arrangement.

    The Compensation Committee believes that its compensation philosophies are suited to retaining and rewarding executives who contribute to the success of the Company in achieving its business objectives and increasing stockholder value. The Company further believes that the program strikes an appropriate balance among the interests and needs of the Company, its stockholders and its executives.

The Compensation/Stock Option Committee

Anthony J. Gatti, M.D.
Daniel S. Howe

    THE FOREGOING REPORTS SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

    The following stock price performance graph compares the Company's performance to the Nasdaq Stock Market--U.S. and the Hambrecht & Quist Technology Index. The stock price performance graph assumes an investment of $100 in the Company and the Hambrecht & Quist Technology Index on November 10, 1995 and an investment of $100 in the Nasdaq Stock Market--U.S. on October 31, 1995 and further assumes the reinvestment of all dividends. Stock price performance, presented quarterly for the period from November 10, 1995 through March 31, 1999 is not necessarily indicative of future results.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS

                 A.D.A.M. SOFTWARE, INC.         H&Q TECHNOLOGY         NASDAQ STOCK MARKET U.S.
Nov-95                            100.00                 100.00                           100.00
Dec-95                             54.17                  93.40                           101.80
Mar-96                             41.67                  95.20                           106.57
Jun-96                             25.00                 101.98                           115.25
Sep-96                             29.17                 108.26                           119.36
Dec-96                             21.88                 116.08                           125.26
Mar-97                             16.67                 110.65                           118.46
Jun-97                             19.27                 133.18                           140.17
Sep-97                             24.48                 161.41                           163.88
Dec-97                             23.96                 136.10                           153.48
Mar-98                             23.96                 164.79                           179.62
Jun-98                             28.13                 168.71                           184.56
Sep-98                             21.88                 149.97                           166.70
Dec-98                             25.26                 211.69                           216.27
Mar-99                             45.83                 230.55                           241.74

    THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons have complied with the applicable reporting requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP has audited the accounts of the Company and its subsidiaries for fiscal year 1999 and has been appointed by the Board of Directors to continue in that capacity for the Company's fiscal year ending March 31, 2000. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report of the Company for fiscal 1999, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON AUGUST 20, 1999, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT THE EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                    A.D.A.M. Software, Inc., d/b/a adam.com
                       1600 RiverEdge Parkway, Suite 800
                             Atlanta, Georgia 30328
                         Attention: Corporate Secretary

SHAREHOLDER PROPOSALS

    Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company on or before May 31, 2000 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting.

EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                By Order of the Board of Directors,

                                ---------------------------------------------
                                Robert S. Cramer, Jr.
                                Chairman of the Board and
                                Chief Executive Officer

Atlanta, Georgia
August   , 1999

                                     PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             ON SEPTEMBER 28, 1999

    The undersigned hereby appoints Robert S. Cramer, Jr. and Gregory M. Swayne and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of A.D.A.M. Software, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, September 28, 1999, at 9:00 a.m., local time, at the Crowne Plaza Hotel, 6345 Powers Ferry Road, N.W., Atlanta, Georgia 30339, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.
1.  To elect three (3) directors to serve until the 2002 Annual Meeting of
    Shareholders:
    / / FOR all nominees listed (except as marked below to the contrary)
      Robert S. Cramer, Jr.    Anthony J. Gatti    John W. McClaugherty
    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
    / / WITHHOLD AUTHORITY to vote for all nominees listed.
2. To approve the proposal to amend the Company's articles of incorporation to effect a corporate name change to adam.com, Inc.
   / /  FOR               / /  AGAINST               / /  ABSTAIN
3. To approve the proposal to amend the A.D.A.M. Software, Inc. 1992 Stock Option Plan to increase the number of shares reserved for issuance under the Plan to 3,000,000.
   / /  FOR               / /  AGAINST               / /  ABSTAIN
4. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for fiscal 2000.
   / /  FOR               / /  AGAINST               / /  ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.
                                             DATE: _______________________, 1999
                                             ___________________________________
                                             ___________________________________
                                                  Signature of Shareholder

                                             Please sign exactly as your name or
                                             names appear hereon. For more than
                                             one owner as shown above, each
                                             should sign. When signing in a
                                             fiduciary or representative
                                             capacity, please give full title.
                                             If this proxy is submitted by a
                                             corporation, it should be executed
                                             in the full corporate name by a
                                             duly authorized officer, if a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

    PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON SEPTEMBER 28, 1998. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.